Exhibit 5.2

May 7, 2012

Thompson Creek Metals Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, Colorado 80120

Ladies and Gentlemen:

We have acted as special Nevada counsel to Thompson Creek Metals Company Inc., a Canadian corporation (the “Company”), in connection with the filing of a Post-Effective Amendment No. 1 to Form S-3 (the “Amendment”) to the registration statement on Form S-3 (File No. 333-170232) filed by the Company on October 29, 2010 (the “Original Registration Statement” and, as amended by the Amendment, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration, and the offer and sale from time to time by the Company, of an indeterminate number of the following securities: (i) common shares, no par value, of the Company (“Common Stock”), (ii) shares of the Company’s first preferred stock, no par value, issuable in series (“First Preferred Stock”), (iii) debt securities of the Company (the “Securities”), (iv) guarantees of the Securities (the “Guarantees”) by certain direct and indirect wholly-owned subsidiaries of the Company added as co-registrants to the Registration Statement (collectively, the “Guarantors”), including Cyprus Thompson Creek Mining Company, a Nevada corporation (“Cyprus”), and Long Creek Mining Company, a Nevada corporation (“Long Creek” and, together with Cyprus, the “Nevada Guarantors”), (v) fractional shares of First Preferred Stock represented by receipts for depositary shares, (vi) warrants to purchase Common Stock, First Preferred Stock or Securities, (vii) stock purchase contracts representing contracts obligating holders to purchase from the Company a specified number of shares of Common Stock at a future date or dates (“Stock Purchase Contracts”), and (viii) stock purchase units consisting of Stock Purchase Contracts and either senior or subordinated Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase Common Stock under the Stock Purchase Contracts.  The Securities will be issued pursuant to an indenture by and between the Company and Wells Fargo Bank, National Association, a national banking association, as U.S. trustee (the “U.S. Trustee”), in the form filed as an exhibit to the Original Registration Statement (the “Base Indenture”), and the Guarantees will be issued pursuant to one or more supplemental indentures by and among the Company, the Guarantors and the U.S. Trustee, in the form filed as an exhibit to the Amendment (such form of supplemental indenture, the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  This opinion letter is delivered at your request in accordance with the requirements of Item 509(b) of Regulation S-K under the Securities Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Nevada Guarantors in connection with the authorization and issuance of the Securities and the Guarantees, all as referenced in the Registration Statement and the prospectus included therein.  For purposes of this opinion letter and except to the extent set forth in the numbered opinion paragraphs below, we have assumed that all such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of the Registration Statement, the form of the Indenture, the articles of incorporation and bylaws, each as amended to date, of the Nevada Guarantors, the resolutions of the board of directors of each of the Nevada Guarantors with respect to the Indenture, and such other documents, agreements, instruments and corporate records, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter.  We have also obtained from officers and other representatives and agents of the Company and the Nevada Guarantors and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) except to the extent set forth in the numbered opinion paragraphs below, each document we have reviewed or which is referenced herein has been duly authorized and has been or will be duly executed and delivered by the parties thereto to the extent due authorization, execution and delivery are prerequisites to the effectiveness thereof; (ii) each of the Base Indenture and the Supplemental Indenture has been or will be executed substantially and materially in the form filed as an exhibit to the Registration Statement; (iii) the obligations of each party set forth in the documents we have reviewed are its valid and binding obligations, enforceable against such party in accordance with their respective terms; (iv) the statements of fact and representations and warranties set forth in the documents we reviewed are true and correct; (v) each natural person executing a document has sufficient legal capacity to do so; (vi) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (vii) all corporate records made available to us by the Nevada Guarantors, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada.  The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction.  We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.             Each of the Nevada Guarantors is validly existing and in good standing under the laws of the State of Nevada.

2.             Each of the Nevada Guarantors has the corporate power and authority to enter into, execute and deliver the Supplemental Indenture.

3.             The entry into the Supplemental Indenture by each of the Nevada Guarantors has been duly authorized by each such Nevada Guarantor.

The opinions expressed herein are based upon the applicable Nevada laws and the facts in existence as of the date of this opinion letter.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the caption “Validity of the Securities”.  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Gibson, Dunn & Crutcher LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the Securities and the Guarantees, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP